June 6, 2011

RiverSource Disciplined Small & Mid Cap Equity Fund

RiverSource Dimensions Series, Inc.

225 Franklin Street

Boston, MA 02110

Columbia Mid Cap Value Fund

Columbia Funds Series Trust

225 Franklin Street

Boston, MA 02110

Ladies and Gentlemen:

We have acted as counsel in connection with the Agreement and Plan of Reorganization (the “Agreement”) dated as of December 20, 2010, between and among: (i) RiverSource Dimensions Series, Inc., a Minnesota corporation (“Acquired Company”), on behalf of one of its series, RiverSource Disciplined Small & Mid Cap Equity Fund (“Acquired Fund”); (ii) Columbia Funds Series Trust, a Delaware statutory trust (“Acquiring Company”), on behalf of one of its series, Columbia Mid Cap Value Fund (“Acquiring Fund”, together with Acquired Fund, the “Funds”); and (iii) for purposes of Section 6.3 and 9.2 of the Agreement, Columbia Management Investment Advisers, LLC (“Columbia”). The Agreement describes a proposed transaction (the “Reorganization”) to occur as of the date of this letter (the “Closing Date”), pursuant to which Acquiring Fund will acquire substantially all of the assets of Acquired Fund in exchange for shares of beneficial interest in Acquiring Fund (the “Acquiring Fund Shares”) and the assumption by Acquiring Fund of all of the liabilities of Acquired Fund following which the Acquiring Fund Shares received by Acquired Fund will be distributed by Acquired Fund to its shareholders in liquidation and termination of Acquired Fund. This opinion as to certain U.S. federal income tax consequences of the Reorganization is furnished to you pursuant to Section 8.5 of the Agreement. Capitalized terms not defined herein are used herein as defined in the Agreement.

June 6, 2011

RiverSource Disciplined Small & Mid Cap Equity Fund

Columbia Mid Cap Value Fund

Acquired Fund is a series of Acquired Company, which is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. Shares of Acquired Fund are redeemable at net asset value at each shareholder’s option. Acquired Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the “Code”).

Acquiring Fund is a series of Acquiring Company, which is registered under the 1940 Act as an open-end management investment company. Shares of Acquiring Fund are redeemable at net asset value at each shareholder’s option. Acquiring Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Code.

For purposes of this opinion, we have considered the Agreement, the Combined Proxy Statement/Prospectus dated December 20, 2010, and such other items as we have deemed necessary to render this opinion. In addition, the Funds have provided us with three letters dated as of the date hereof (collectively, the “Representation Letters”) representing as to certain facts, occurrences and information upon which each of the respective entities above has indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above). These letters consist of: (i) a letter delivered by Acquired Fund entitled “Acquired Fund Common Tax Representations,” (ii) a letter delivered by Acquiring Fund entitled “Acquiring Fund Common Tax Representations,” and (iii) a joint letter from both Funds.

In reviewing the foregoing materials, we have assumed, with your permission, the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of documents. We have further assumed that (i) all parties to the Agreement and any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and documents, and that the Reorganization will be consummated pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions; and (ii) all representations contained in the Agreement, as well as those representations contained in the Representation Letters, are true and complete.

Based on the foregoing and subject to the final paragraphs hereof, we are of the opinion that, for U.S. federal income tax purposes:

(i)	The Reorganization will constitute a reorganization within the meaning of Section 368(a) of the Code, and Acquired Fund and Acquiring Fund will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

June 6, 2011

RiverSource Disciplined Small & Mid Cap Equity Fund

Columbia Mid Cap Value Fund

(ii)	No gain or loss will be recognized by Acquired Fund upon (a) the transfer of its assets to Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by Acquiring Fund of all liabilities of Acquired Fund or (b) the distribution of the Acquiring Fund Shares by Acquired Fund to its shareholders in liquidation;

(iii)	No gain or loss will be recognized by Acquiring Fund upon receipt of the assets of Acquired Fund in exchange for the Acquiring Fund Shares and the assumption by Acquiring Fund of all liabilities of Acquired Fund;

(iv)	The tax basis in the hands of Acquiring Fund of the assets of Acquired Fund transferred to Acquiring Fund in the Reorganization will be the same as the tax basis of such assets in the hands of Acquired Fund immediately prior to the transfer;

(v)	The holding periods of the assets of Acquired Fund in the hands of Acquiring Fund will include the periods during which such assets were held by Acquired Fund;

(vi)	No gain or loss will be recognized by Acquired Fund shareholders upon the exchange of their shares of Acquired Fund for the Acquiring Fund Shares;

(vii)	The aggregate tax basis of the Acquiring Fund Shares each Acquired Fund shareholder receives in the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares exchanged therefor;

(viii)	The holding period for the Acquiring Fund Shares each Acquired Fund shareholder receives in the Reorganization will include the period for which the shareholder held the Acquired Fund shares exchanged therefor, provided that the shareholder held such Acquired Fund shares as capital assets on the date of the exchange; and

(ix)	Acquiring Fund will succeed to and take into account the items of Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.

We express no view with respect to the effect of the Reorganization on any transferred asset as to which any unrealized gain or loss is required to be recognized under federal income tax principles (i) at the end of a taxable year or upon the termination thereof, or (ii) upon the transfer of such asset regardless of whether such transfer would otherwise be a non-taxable transaction.

June 6, 2011

RiverSource Disciplined Small & Mid Cap Equity Fund

Columbia Mid Cap Value Fund

In connection with this opinion, we call your attention to Revenue Ruling 87-76, 1987-2 C.B. 84, published by the Internal Revenue Service (“IRS”). In that ruling, the IRS held that the so-called “continuity of business enterprise” requirement necessary for tax-free reorganization treatment was not met in the case of an acquisition of an investment company which invested in corporate stocks and bonds by an investment company which invested in municipal bonds. Specifically, the IRS based its ruling on its conclusion that the business of investing in corporate stocks and bonds is not the same line of business as investing in municipal bonds. We believe that the IRS’s conclusion in this ruling has always been questionable. In addition, a series of private letter rulings issued in July 2005 and subsequent private letter rulings (that indicate the IRS’s view on these issues but on which, as a matter of law, we are not permitted to rely under Code Section 6110(k)(3)) suggest that the IRS’s position on this issue is evolving: in each of these rulings, the IRS relied upon historic business representations to conclude that the reorganization satisfied the continuity of business enterprise requirement. However, even if the IRS’s 1987 revenue ruling were a correct statement of law, the facts of the Reorganization would be distinguishable from those in the ruling.

We believe that Acquiring Fund will continue Acquired Fund’s historic business, within the meaning of Treas. Reg. § 1.368-1(d), as an open-end investment company that seeks long-term capital appreciation by investing at least 80% of its assets in equity securities. Although Acquiring Fund will dispose of securities formerly held by Acquired Fund, these dispositions will be in the normal course of operations (which include redemptions) and fully consistent with Acquiring Fund’s investment objectives and strategies, including those objectives and strategies it shares with Acquired Fund, and all proceeds generated by such dispositions not distributed, including in redemption, will be reinvested in a manner fully consistent with such policies. Based upon all the facts and circumstances including those recited above, we are of the opinion that Acquiring Fund will continue the historic business of Acquired Fund for the benefit of, among others, the historic stockholders of Acquired Fund, and that, as a result, the continuity of business enterprise doctrine is fulfilled. We call to your attention the fact that there is no case law, and Revenue Ruling 87-76 is the only ruling on which taxpayers can rely (i.e., the only ruling that is not a private letter ruling), dealing specifically with the application of the “continuity of business enterprise” requirement to a reorganization involving two or more investment companies.

June 6, 2011

RiverSource Disciplined Small & Mid Cap Equity Fund

Columbia Mid Cap Value Fund

No ruling has been or will be obtained from the IRS as to the subject matter of this opinion and there can be no assurance that the IRS or a court of law will concur with the opinion set forth above. Our opinion is based on the Code, Treasury Regulations, IRS rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP

March 14, 2011

Columbia Blended Equity Fund

Columbia Funds Series Trust I

225 Franklin Street

Boston, MA 02110

Columbia Large Cap Core Fund

Columbia Funds Series Trust

225 Franklin Street

Boston, MA 02110

Ladies and Gentlemen:

We have acted as counsel in connection with the Agreement and Plan of Reorganization (the “Agreement”) dated as of December 20, 2010, between and among: (i) Columbia Funds Series Trust I, a Massachusetts business trust (“Acquired Company”), on behalf of one of its series, Columbia Blended Equity Fund (“Acquired Fund”); (ii) Columbia Funds Series Trust, a Delaware statutory trust (“Acquiring Company”), on behalf of one of its series, Columbia Large Cap Core Fund (“Acquiring Fund”, together with Acquired Fund, the “Funds”); and (iii) for purposes of Section 6.3 and 9.2 of the Agreement, Columbia Management Investment Advisers, LLC (“Columbia”). The Agreement describes a proposed transaction (the “Reorganization”) to occur as of the date of this letter (the “Closing Date”), pursuant to which Acquiring Fund will acquire substantially all of the assets of Acquired Fund in exchange for shares of beneficial interest in Acquiring Fund (the “Acquiring Fund Shares”) and the assumption by Acquiring Fund of all of the liabilities of Acquired Fund following which the Acquiring Fund Shares received by Acquired Fund will be distributed by Acquired Fund to its shareholders in liquidation and termination of Acquired Fund. This opinion as to certain U.S. federal income tax consequences of the Reorganization is furnished to you pursuant to Section 8.5 of the Agreement. Capitalized terms not defined herein are used herein as defined in the Agreement.

Acquired Fund is a series of Acquired Company, which is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. Shares of Acquired Fund are redeemable at net asset value at each shareholder’s option. Acquired Fund has elected to be a regulated investment company for

March 14, 2011

Columbia Blended Equity Fund

Columbia Large Cap Core Fund

federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the “Code”).

Acquiring Fund is a series of Acquiring Company, which is registered under the 1940 Act as an open-end management investment company. Shares of Acquiring Fund are redeemable at net asset value at each shareholder’s option. Acquiring Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Code.

For purposes of this opinion, we have considered the Agreement, the Combined Proxy Statement/Prospectus dated December 20, 2010, and such other items as we have deemed necessary to render this opinion. In addition, the Funds have provided us with three letters dated as of the date hereof (collectively, the “Representation Letters”) representing as to certain facts, occurrences and information upon which each of the respective entities above has indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above). These letters consist of: (i) a letter delivered by Acquired Fund entitled “Acquired Fund Common Tax Representations,” (ii) a letter delivered by Acquiring Fund entitled “Acquiring Fund Common Tax Representations,” and (iii) a joint letter from both Funds.

In reviewing the foregoing materials, we have assumed, with your permission, the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of documents. We have further assumed that (i) all parties to the Agreement and any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and documents, and that the Reorganization will be consummated pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions; and (ii) all representations contained in the Agreement, as well as those representations contained in the Representation Letters, are true and complete.

Based on the foregoing and subject to the final paragraphs hereof, we are of the opinion that, for U.S. federal income tax purposes:

(i)	The Reorganization will constitute a reorganization within the meaning of Section 368(a) of the Code, and Acquired Fund and Acquiring Fund will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

(ii)	No gain or loss will be recognized by Acquired Fund upon (a) the transfer of its assets to Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by Acquiring Fund of all liabilities of Acquired Fund or (b) the distribution of the Acquiring Fund Shares by Acquired Fund to its shareholders in liquidation;

March 14, 2011

Columbia Blended Equity Fund

Columbia Large Cap Core Fund

(iii)	No gain or loss will be recognized by Acquiring Fund upon receipt of the assets of Acquired Fund in exchange for the Acquiring Fund Shares and the assumption by Acquiring Fund of all liabilities of Acquired Fund;

(iv)	The tax basis in the hands of Acquiring Fund of the assets of Acquired Fund transferred to Acquiring Fund in the Reorganization will be the same as the tax basis of such assets in the hands of Acquired Fund immediately prior to the transfer;

(v)	The holding periods of the assets of Acquired Fund in the hands of Acquiring Fund will include the periods during which such assets were held by Acquired Fund;

(vi)	No gain or loss will be recognized by Acquired Fund shareholders upon the exchange of their shares of Acquired Fund for the Acquiring Fund Shares;

(vii)	The aggregate tax basis of the Acquiring Fund Shares each Acquired Fund shareholder receives in the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares exchanged therefor;

(viii)	The holding period for the Acquiring Fund Shares each Acquired Fund shareholder receives in the Reorganization will include the period for which the shareholder held the Acquired Fund shares exchanged therefor, provided that the shareholder held such Acquired Fund shares as capital assets on the date of the exchange; and

(ix)	Acquiring Fund will succeed to and take into account the items of Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.

We express no view with respect to the effect of the Reorganization on any transferred asset as to which any unrealized gain or loss is required to be recognized under federal income tax principles (i) at the end of a taxable year or upon the termination thereof, or (ii) upon the transfer of such asset regardless of whether such transfer would otherwise be a non-taxable transaction.

In connection with this opinion, we call your attention to Revenue Ruling 87-76, 1987-2 C.B. 84, published by the Internal Revenue Service (“IRS”). In that ruling, the IRS held that the so-called “continuity of business enterprise” requirement necessary for tax-free reorganization treatment was not met in the case of an acquisition of an investment company which invested in corporate stocks and bonds by an investment company which invested in municipal bonds. Specifically, the IRS based its ruling on its conclusion that the business of investing in corporate

March 14, 2011

Columbia Blended Equity Fund

Columbia Large Cap Core Fund

stocks and bonds is not the same line of business as investing in municipal bonds. We believe that the IRS’s conclusion in this ruling has always been questionable. In addition, a series of private letter rulings issued in July 2005 and subsequent private letter rulings (that indicate the IRS’s view on these issues but on which, as a matter of law, we are not permitted to rely under Code Section 6110(k)(3)) suggest that the IRS’s position on this issue is evolving: in each of these rulings, the IRS relied upon historic business representations to conclude that the reorganization satisfied the continuity of business enterprise requirement. However, even if the IRS’s 1987 revenue ruling were a correct statement of law, the facts of the Reorganization would be distinguishable from those in the ruling.

We believe that Acquiring Fund will continue Acquired Fund’s historic business, within the meaning of Treas. Reg. § 1.368-1(d), as an open-end investment company that seeks long-term capital appreciation by investing at least 80% of its assets in equity securities. Although Acquiring Fund will dispose of securities formerly held by Acquired Fund, these dispositions will be in the normal course of operations (which include redemptions) and fully consistent with Acquiring Fund’s investment objectives and strategies, including those objectives and strategies it shares with Acquired Fund, and all proceeds generated by such dispositions not distributed, including in redemption, will be reinvested in a manner fully consistent with such policies. Based upon all the facts and circumstances including those recited above, we are of the opinion that Acquiring Fund will continue the historic business of Acquired Fund for the benefit of, among others, the historic stockholders of Acquired Fund, and that, as a result, the continuity of business enterprise doctrine is fulfilled. We call to your attention the fact that there is no case law, and Revenue Ruling 87-76 is the only ruling on which taxpayers can rely (i.e., the only ruling that is not a private letter ruling), dealing specifically with the application of the “continuity of business enterprise” requirement to a reorganization involving two or more investment companies.

No ruling has been or will be obtained from the IRS as to the subject matter of this opinion and there can be no assurance that the IRS or a court of law will concur with the opinion set forth above. Our opinion is based on the Code, Treasury Regulations, IRS rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP